Exhibit 99.1

Press Contact: David Rainey Debt Resolve, Inc. drainey@debtresolve.com (914) 949-5500 x238

Press Release

DEBT RESOLVE ANNOUNCES PARTIAL RESTRUCTURING OF BALANCE SHEET, MARKING SIGNIFICANT PROGRESS IN ITS TURNAROUND EFFORTS

DEBT RESOLVE ALSO ANNOUNCES AGREEMENT WITH DOUGLAS HOLDINGS LLC

Tarrytown, New York (September 29, 2009) – Debt Resolve, Inc. (Pink Sheets: DRSV) (the “Company”), a leading ASP provider of the proprietary DebtResolve® software to major banks and other businesses with large consumer debt portfolios, announced an initial restructuring of its balance sheet and an agreement with Douglas Holdings LLC of Newport Beach, CA.

Restructuring of balance sheet

The Company announced an initial successful restructuring of a portion of its balance sheet. The Company had issued a series of secured and non-secured lines of credit to directors for loans between May 2007 and October 2008. In an effort to reduce the Company’s debt, these lines of credit were converted into shares of the Company’s common stock at $0.15 per share, which enabled the Company to reduce its outstanding debt substantially. As of September 25, 2009, the Company has reduced its lines of credit – related parties by $1,196,623 in principal, its accrued interest by $221,515 and its accrued payroll by $655,229 in exchange for the issuance of 13,822,454 shares of common stock, representing the conversion of almost all of the Company’s directors’ lines of credit, accrued interest and accrued payroll. The total amount converted by the four directors, Messrs. Burchetta, Brofman, Mooney and Montgomery, is $2,073,367. In addition, the President and Interim CEO, Mr. Rainey, converted $50,000 in accrued payroll in exchange for the issuance of 333,334 shares of common stock. These conversions represent 26% of the total outstanding liabilities from continuing operations (excluding discontinued operations) as of June 30, 2009, and their participation in this conversion effort demonstrates a high level of confidence in the Company and its current strategy. The conversions will be included in the Company’s report on Form 10-Q for the three months ended September 30, 2009.

Each of the directors was also issued an additional 500,000 shares of common stock for services rendered to the Company for the last two years.

In August 2009, the Company reported in its Form 10-Q for the three months ended June 30, 2009 that it had settled $393,339 in corporate litigation claims. Subsequent to June 30, 2009, the Company has settled an additional $575,983 of payables, notes and accrued interest for the issuance of 3,839,887 shares of the Company’s common stock, using the same conversion rate of $0.15. Together with the director and officer conversions in the Company’s payables and notes, the Company has eliminated $3,092,689 of short-term indebtedness since April 2009, for a reduction of approximately 41% of the liabilities of continuing operations. The Company has approximately $1.5 million of debt remaining on its balance sheet, plus accounts payable and accrued expenses of approximately $2.4 million from continuing operations. The Company is continuing to work to resolve its remaining outstanding liabilities and expects to make further announcements in the future. The remaining liabilities of the Company’s closed subsidiary, First Performance, are being resolved separately by outside counsel.

Commenting on the announcement, David Rainey, President and Interim CEO of Debt Resolve, stated, “In 2009, our Company goals were to significantly restructure our balance sheet, complete major enhancements to our software offerings and capitalize on the business opportunities provided by the downturn in the economy. With the conversion of our lines of credit, other payables and notes and the settlement of some outstanding litigation items, we have made significant progress in achieving our plan objectives for this year. We are continuing to vigorously pursue the new business opportunities that have arisen in the current economy, complete the software upgrades in progress and complete the remaining restructuring of the balance sheet.”

James Burchetta, Debt Resolve’s Chairman, stated, “Debt Resolve is poised to take advantage of this historic debt market and provide its internet solutions to reduce the cost of collections, increase success rates and provide the consumer with a safe, secure and convenient experience. This refinancing and restructuring will assist the Company in this endeavor. The Board has converted their debt to stock as a strong show of faith in the Company. We are committed to increasing revenue and shareholder value.”

Agreement with Douglas Holdings LLC

The Company also announced today that it has signed a business development agreement with Douglas Holdings LLC of Newport Beach, California. Also, Douglas Holdings was issued 3,000,000 shares of the Company’s common stock for investor relations and general consulting work on April 14, 2009 and 1,000,000 additional shares of the Company’s common stock for previous business development work during the last two years on July 14, 2009, both under prior verbal agreements. Douglas Holdings has a successful track record in providing business development services to large organizations with significant consumer bases.

Resignation of Charles S. Brofman from the Board

The Company announced today the resignation of co-founder, Charles S. Brofman, Esq., from the Company’s Board of Directors effective September 25, 2009. Mr. Brofman has served on the Board since the Company’s inception and is the co-patent holder of the patents with Mr. Burchetta, our Chairman, on which the DebtResolve system is based. Mr. Brofman also provided critical financing to the Company in 2007 and recently agreed to convert the principal and interest of the balance owed to him to stock in the Company. Mr. Rainey, the Company’s President and Interim CEO, stated, “We thank Mr. Brofman for his many years of service and support to the Company and wish him well in his future endeavors. His agreement with the other directors to convert their debt is a strong vote of confidence in the future direction of the Company.” Mr. Burchetta, our Chairman, stated, “Mr. Brofman and I started the Company and continue to strongly believe in its proprietary system and future business direction.” Mr. Brofman stated, “I believe that we have reinvigorated the Company, and I will now pursue my other business interests and allow new individuals to steer the Company during its next growth phase.”

About Debt Resolve, Inc.

Debt Resolve provides lenders, collection agencies, debt buyers and hospitals with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. The stock of Debt Resolve is traded on the OTC Pink Sheets. Debt Resolve has filed each Form 10-Q and Form 10-K required to be filed with the Securities and Exchange Commission through the date of this release. Amended Form 10-Qs for the periods ended June 30, 2008 and September 30, 2008 will be filed to correct an erroneous accounting of common stock issuances, as further discussed in the Form 8-K dated August 14, 2009. Debt Resolve is headquartered in Tarrytown, New York. For more information, please visit the website at www.debtresolve.com .

Forward-Looking Statements and Disclaimer

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations, or the performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere in this press release, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Debt Resolve to realize improvements in operating earnings expected from the acquisition of First Performance; competitive pricing for the Company’s products and services; fluctuations in demand for the Company’s products or services; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the collection of consumer debt; adverse results in current or future litigation; currency movements; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in other filings made from time to time with the SEC. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC.